Exhibit 23



                 Consent of Independent Auditors



Board of Directors and Stockholders
Parkway Properties, Inc.

      We  consent  to  the  incorporation  by  reference  in  the
Registration  Statement (Form S-8 on Form S-3 No.  333-00311
pertaining to The Parkway Company  1994 Stock  Option Plan,
The Parkway Company 1991 Incentive Plan,  and The  Parkway  Company
1991 Directors Stock Option Plan and the Registration Statement (Form S-3 No. 333-16479) of Parkway Properties, Inc. and
related Prospectus and Prospectus Supplement of   our   report
dated  March  27,  1997,  with   respect   to the  consolidated
financial statements of   Parkway  Properties, Inc.  included in
this Annual Report (Form 10-KSB) for  the  year ended December 31, 1996.


                                          /s/ Ernst & Young LLP
                                          -----------------------
                                          Ernst & Young LLP

Jackson, Mississippi
March 27, 1997